Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Accounting Officer of Capital Group Holdings, Inc. (the “Company”), certifies that, to his knowledge, on the date of this certification:

1. The Quarterly Report of the Company for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 17, 2012	/s/ Eric Click
By:	Eric Click
Its:	Director Secretary Treasurer Chief Financial Officer Chief Operating Officer Principal Accounting Officer